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                                                                      EXHIBIT 12

Tektronix Consolidated Ratio of Earnings to Fixed Charges


(in thousands)
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                                                                                                                         Six Months
                                                                                                                              Ended
                                                 1994           1995           1996           1997           1998      Nov 28, 1998
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
Earnings before tax                            86,093        109,877        142,266        168,802        122,814          (133,138)

Add:
Fixed charges                                  21,655         23,319         26,299         24,202         22,521            11,995

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Earnings, for ratio computation purpose:      107,748        133,196        168,565        193,004        145,335          (121,143)
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Interest Expense                               14,372         13,610         17,540         14,737         12,562             7,298

Amortization of Debt                              363            384            326            341            349               169

Rent Expense                                    6,920          9,325          8,433          9,124          9,610             4,528

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                    Total Fixed Charges:       21,655         23,319         26,299         24,202         22,521            11,995
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Ratio of Earnings to Fixed Charges:              4.98           5.71           6.41           7.97           6.45              ----

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